UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 2, 2010

Date of Earliest Event Reported: October 28, 2010

1111 West Jefferson Street, Suite 200

Boise, Idaho 83702-5388

(Address of principal executive offices) (Zip code)

(208) 384-7000

(Registrants’ telephone number, including area code)

Commission File Number	Exact Name of Registrant as Specified in Its Charter	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
001-33541 333-166926-04	Boise Inc. BZ Intermediate Holdings LLC	20-8356960 27-1197223	Delaware Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K filing is a combined report being filed separately by two registrants: Boise Inc. and BZ Intermediate Holdings LLC. Unless the context indicates otherwise, any reference in this report to the “company,” “we,” “us,” “our,” or “Boise” refers to Boise Inc. together with BZ Intermediate Holdings LLC and its consolidated subsidiaries.

Item 1.01	Entry into a Material Definitive Agreement.

Form of Indemnification Agreement Between Boise Inc. and its Directors and Elected Officers

On October 28, 2010, our board of directors approved a form of indemnification agreement to be entered into between the company and each person holding office as a director or elected officer of the company on or after such date (the Indemnification Agreement). The form of Indemnification Agreement provides that the company will, in certain circumstances, indemnify each of the covered directors and elected officers to the fullest extent permitted by law for claims arising in such person’s capacity as a director or elected officer of the company. The rights of each director or elected officer party to an Indemnification Agreement are in addition to any other rights such person may have under the company’s certificate of incorporation, bylaws, or otherwise under Delaware law.

The above summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the form of Indemnification Agreement filed as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Robert A. Warren as Executive Vice President and Chief Operating Officer

On October 28, 2010, our board of directors elected Robert A. Warren, 57, as executive vice president and chief operating officer, effective November 1, 2010. Prior to Mr. Warren’s election as our executive vice president and chief operating officer, he had served as senior vice president and general manager of our paper operations and supply chain management function since April 2008. Since our acquisition of Boise Cascade, L.L.C.’s (Boise Cascade) paper, packaging and newsprint, and transportation businesses in February 2008 until April 2008, Mr. Warren had served as general manager of our supply chain function, a position he had also held with Boise Cascade since 2006. From 2004 to 2005, Mr. Warren was the business leader for Boise Cascade’s printing papers business, and from 2003 to 2004, he was a project leader for Boise Cascade Corporation. Prior to joining Boise Cascade Corporation, Mr. Warren was the president and chief executive officer for Strategy in Action Group, a private business consulting firm. Mr. Warren received a B.S. (General Engineering) from Oregon State University and an M.B.A. from Kellogg Graduate School of Management, Northwestern University.

There are no arrangements or understandings between Mr. Warren and any other person pursuant to which Mr. Warren was elected as an officer. No family relationships exist between Mr. Warren and any of our directors or executive officers. There are no related party transactions existing between us and Mr. Warren.

Compensation Arrangements with Mr. Warren Upon his Election as Executive Vice President and Chief Operating Officer

On October 28, 2010, the Compensation Committee of our board of directors approved the following compensation arrangements with Mr. Warren upon his election as executive vice president and chief operating officer, effective November 1, 2010:

•	Mr. Warren’s annual base salary was increased from $374,000 to $405,000.

•	Mr. Warren’s short-term incentive award target payout under the Boise Inc. Incentive and Performance Plan (the BIPP) was increased from 65% to 75%.

•

Mr. Warren was awarded a special long-term equity award of 50,000 restricted stock units under the BIPP, which will vest on November 15, 2013, subject to the terms of his Restricted Stock Unit Award Agreement. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of Mr. Warren’s Restricted Stock Unit Award Agreement dated November 1, 2010, filed as Exhibit 99.2 to this Current Report on Form 8-K. Exhibit 99.2 is incorporated by reference into this Item 5.02.

•

Mr. Warren’s severance agreement was modified to provide a payout of 3.5 times his annual base salary at the rate in effect at the time he receives a notice of termination. Mr. Warren’s prior severance agreement provided for a payout of 1.65 times his annual base salary.

Item 8.01	Other Events.

Adoption of Stock Ownership Guidelines for Directors and Elected Officers

On October 28, 2010, our board of directors established company stock ownership guidelines for our directors and elected officers, which are intended to more closely align their interests with those of our shareholders. These guidelines establish salary based stock ownership targets for our directors and elected officers and require annual retention of a certain ratio of after-tax profit shares from our equity compensation programs until those targets are met.

The stock ownership guidelines for our directors provide that over time each should acquire and maintain stock ownership in the company equal to 7 times their annual cash retainer. In order to achieve this goal, each director is to retain 50% of their after-tax profit shares from our equity compensation programs until achieving stock ownership equal to 5 times their annual cash retainer, and then 25% of such after-tax profit shares to reach and maintain the stock ownership target of 7 times their annual cash retainer.

The stock ownership guidelines for our elected officers establish three tiers, with one tier for our chief executive officer, a second for our senior vice presidents, and a third for our vice presidents, providing that over time each should acquire and maintain stock ownership in the company equal to 6 times, 3 times, and 2 times their annual base salaries, respectively. In order to achieve these goals, each officer is to retain 50% of their after-tax profit shares from our equity compensation programs until their stock ownership equals 4 times, 2 times, and 1.5 times their annual base salaries for tiers one, two, and three, respectively, and then 25% of such after-tax profit shares to reach and maintain their stock ownership targets.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description

Exhibit 99.1	Form of Indemnification Agreement between Boise Inc. and its Directors and Elected Officers

Exhibit 99.2	Robert A. Warren Restricted Stock Unit Award Agreement dated November 1, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

BOISE INC.	BZ INTERMEDIATE HOLDINGS LLC

By	/s/ Karen E. Gowland	By	/s/ Karen E. Gowland
	Karen E. Gowland		Karen E. Gowland
	Senior Vice President, General Counsel and Secretary		Senior Vice President, General Counsel and Secretary

Date: November 2, 2010